                                                                 Exhibit (a)(10)

GRANT DETAIL REPORT                                       AMKOR TECHNOLOGY, INC.

                                 FROM / / TO / /

                                      AS OF


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SSN

   GRANT       EXPIRATION                                 OPTIONS       OPTION       OPTIONS       OPTIONS       GRANT
    DATE          DATE        PLAN ID     GRANT TYPE      GRANTED       PRICE      OUTSTANDING      VESTED       NUMBER

------------------------------------------------------------------------------------------------------------------------






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

OPTIONEE TOTAL









*There are additional future vesting dates after this date.